Hall Dickler Kent Goldstein & Wood, LLP
                                909 Third Avenue
                            New York, New York 10022



                                                                 January 9, 2000



Pipeline Data, Inc.
250 East Hartsdale Avenue
Suite 21
Hartsdale NY 10530


          Re: Pipeline Data, Inc. (the "Company") - Post-Effective Amendment No.1 (the "Amendment") to its Registration Statement on Form SB-2 Filed Under SEC Registration No. 333-79831 (the "Registration Statement")

          ----------------------------------------------------------------------

Gentlemen:


     We have acted as counsel for the Company in connection with the preparation and filing of the Amendment under the Securities Act of 1933, as amended (the "Act"). The Amendment relates to:

     1.   the Company's previous registration under the Act of:

          (a) 1,000,000 shares of its common stock, $.001 par value per share (the "Common Stock"), 791,890 of which were issued at the closing of the initial public offering consummated after the Registration Statement was declared effective;

          (b) 1,000,000 class A redeemable warrants, 785,210 of which were issued in that offering; and

          (c) 2,325,000 shares of common stock to be sold by the holders of those shares (the "Selling Stockholders");

     2. the reduction in the exercise price of the class A redeemable warrants from $3.00 to $1.50

     3. 1,000,000 class B redeemable warrants which were previously registered under the Act pursuant to the Registration Statement, none of which were sold, and all of which shall be distributed as a dividend to the holders of the Common Stock;

     4. the reduction in the exercise price of the class B redeemable warrants from $5.00 to $2.50; and

     5. the resale of up to 1,785,210 shares of common stock issuable upon exercise of the outstanding class A redeemable warrants and upon exercise of the


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class B redeemable warrants by the holders of such instruments.

     In connection with the opinions hereinbelow expressed, we have examined the following documents (or true copies thereof): the Company's Certificate of Incorporation, the Company's By-Laws, its stock and warrant records, the minutes of actions heretofore taken by the Company's stockholders and directors, the Amendment (and the forms of prospectus contained therein), the warrant agreements which the Company entered into with American Stock Transfer & Trust Company, as warrant agent, which govern the issuance, exercise, termination and other rights, privileges and conditions pertaining to the class A and class B redeemable warrants, the forms of class A and class B redeemable warrant certificates, the form of Common Stock certificate and such other documents as we deemed necessary or appropriate under the circumstances.

     Based upon, and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite power and authority (corporate and other) to own or lease its properties and conduct its business.

     2. The Company has taken all necessary corporate action required with respect to:

          (a) the reduction of the exercise prices of the class A and class B redeemable warrants; and

          (b) the execution and distribution, on or about January 20, 2001, of the class B redeemable warrants as a dividend to the holders of the Common Stock on the December 29, 2000 record date for such distribution.

     3. The Company has reserved a sufficient number of its authorized but unissued shares of Common Stock for issuance upon valid exercise of the class A and class B redeemable warrants.

     4. Subject to the proviso that none of the class B redeemable warrants shall be distributed in any jurisdiction unless and until a valid Blue Sky registration or exemption therefrom pertaining to such securities shall be in effect, the same shall be validly issued and outstanding securities of the Company entitling the holders thereof to purchase shares of the Company's Common Stock in accordance with the terms, and subject to the conditions and limitations set forth therein and in the warrant agreement pertaining thereto.

     5. Subject to the further proviso that none of the class A or class B redeemable warrants, the shares of Common Stock to be issued upon exercise thereof or the shares of Common Stock to be sold by the Selling Stockholders shall be issued or sold, as the case may be, in any jurisdiction unless and until a valid Blue Sky registration or exemption therefrom pertaining to such securities or sale transactions shall be in effect, upon receipt of full payment for the shares of Common Stock issuable upon exercise of the class A and class B redeemable warrants, such shares shall be (or, in the case of the Selling Stockholders' shares of Common Stock, already will have been) validly issued and outstanding as fully paid and non-assessable shares of the Company's Common Stock.

     The opinions we have expressed herein are limited solely to the effects of the federal securities laws and the Delaware General Corporation Law upon the matters addressed herein. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

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

     The opinions expressed herein may be relied upon by the Company in connection with the registration of the class A and class B redeemable warrants and the Common Stock to be sold by the Selling Stockholders and by the persons exercising any of such warrants, as contemplated by, and in conformity with, the Amendment and the prospectus contained therein. With the exception of the foregoing, the opinions expressed herein may not be relied upon by any other person without our prior written consent.


                                  Very truly yours,


                                  /s/ Hall Dickler Kent Goldstein & Wood LLP
                                  Hall Dickler Kent Goldstein & Wood LLP